Exhibit 10(e)

Appendix C1 Last Revised On: February 15, 2007
Name	Company	Pre-4/1/1997 Participant	Class A "Bonus SERP" Status	Double Basic Credits	Double Transition Credits
HAY, LEWIS, III	FPL Group, Inc		X
ROBO, JAMES L.	FPL Group, Inc		X	X1
OLIVERA, ARMANDO J.	Florida Power & Light Company	X	X
DEWHURST, MORAY P.	FPL Group, Inc		X	X1
DAVIDSON, F. MITCHELL	FPL Energy, LLC		X1	X1
ESCOTO, ROBERT H.	FPL Group, Inc		X1	X1	X1
MCGRATH, ROBERT L.	FPL Group, Inc		X1	X1	X1
RODRIGUEZ, ANTONIO	FPL Group, Inc	X
STALL, J. ARTHUR	FPL Group, Inc	X	X1
TANCER, EDWARD F.	FPL Group, Inc		X1	X1
CUTLER, PAUL I.	FPL Group, Inc		X1
DAVIS, K. MICHAEL	FPL Group, Inc	X

1 The Compensation Committee has expressly identified these items and acknowledged that they are subject to Internal Revenue Code Section 409A. In particular, these items include: (i) the additional deferred compensation provided by the designation of certain officers as Class A Executives, effective January 1, 2006; and (ii) the additional deferred compensation set forth in SERP Amendment #4 (meaning amounts deferred by certain senior officers specified by the Compensation Committee who became participants in the SERP on or after April 1, 1997 at the rate of two times the basic credit and, to the extent applicable, the transition credit under the cash balance formula in the SERP for their pensionable earnings on or after January 1, 2006). Importantly, nothing in Amendment #4, the SERP, Compensation Committee resolutions, or any other document shall be construed as subjecting to Code Section 409A any deferrals made under the SERP prior to January 1, 2005.